Exhibit 99.1 News For Immediate Release

Black Stone Minerals, L.P. Reports First Quarter 2016 Results and Announces Cash Distribution;

Enters in Agreement to Acquire Mineral Interests in Colorado

HOUSTON, May 9, 2016 (BUSINESS WIRE) – Black Stone Minerals, L.P. (NYSE: BSM) (“Black Stone Minerals” or “the Partnership”) today announced its financial and operating results for the first quarter of 2016 and its agreement to acquire mineral interests in Colorado.

Highlights

•	First quarter of 2016 average production of 30.3 MBoe/d.
•	Revenues of $64.4 million for the quarter.
•	Net income of $10.7 million; Adjusted EBITDA (as defined below) of $55.7 million.
•	Announces $35 million acquisition of interests in approximately 4,800 gross mineral acres in the Wattenberg Field in Weld County, Colorado.

Management Commentary

Thomas L. Carter, Jr., Black Stone Minerals’ President, Chief Executive Officer, and Chairman commented, “Black Stone Minerals is off to a strong start in 2016. Production for the first quarter was better than we anticipated, which is encouraging given the slowdown in industry activity we saw last year and which continues in the current year. We are also executing on our acquisition strategy as evidenced by the Wattenberg agreement we are announcing today, the pending Freeport-McMoRan deal we announced late last month, and a small Permian transaction consummated during the first quarter. These transactions meet the targeted acquisition volumes that were included in our budget and will provide near term production and cash flow as well as future development potential that will fuel our planned distribution growth. Combined with the impressive performance we are seeing from our asset base, we expect we will be able to increase production guidance at mid-year.”

Quarterly Financial and Operating Results

Production

Black Stone Minerals reported average production of 30.3 MBoe/d for the first quarter of 2016, 67% of which is attributable to mineral and royalty interests. This represents an increase of 4% over average production of 29.2 MBoe/d for the corresponding period in 2015 and an increase of 12% over the fourth quarter of 2015.

Realized Prices, Revenues, and Net Income

The Partnership’s average realized price per Boe, excluding the effect of derivative settlements, was $18.96 for the quarter ended March 31, 2016, a decline of 27% from $25.83 per Boe from the quarter ended March 31, 2015.

Black Stone Minerals reported oil and gas revenues of $52.4 million for the first quarter of 2016, a decrease of 23% from $67.8 million for the first quarter of 2015. The decrease primarily reflects significantly lower commodity prices compared to the corresponding period in 2015.

Gain on commodity price derivatives was $10.6 million in the first quarter of 2016, which was comprised of a $20.6 million gain attributable to realized settlements offset by a $10.0 million unrealized loss on the change in value of the Partnership’s derivative positions during the quarter. In the first quarter of 2015, the gain on commodity price derivatives was $19.6 million.

Lease bonus and other income was $1.4 million for the first quarter of 2016, compared to $3.6 million for the same period last year.

The Partnership reported net income of $10.7 million for the quarter ended March 31, 2016, compared to net income of $17.3 million in the corresponding period in 2015.

Financial Position

As of March 31, 2016, Black Stone Minerals had $116.0 million outstanding under its credit facility. Subsequent to quarter-end, the Partnership’s borrowing base was redetermined at $450.0 million as part of its regularly scheduled borrowing base redetermination. Black Stone Minerals is in compliance with all financial covenants associated with its credit facility. As of May 6, 2016, $131.0 million was outstanding under the credit facility.

Unit Repurchase Program

Through March 31, 2016, Black Stone Minerals has repurchased and retired 75,688 common units in open market transactions for an average price of $14.08 per common unit under its Board-authorized unit repurchase program. Through May 6, 2016, the Partnership has repurchased and retired an additional 333,849 common units in market transactions for $5.0 million. As of that date, approximately $43.9 million remains available under the repurchase program.

Distributions

The Board of Directors of the general partner has approved a cash distribution of $0.2625 per common unit and $0.18375 per subordinated unit attributable to the first quarter of 2016. The quarterly distribution coverage ratio was approximately 1.1x for all classes of units (1.9x for common units) for the quarter. Distributions will be payable on May 26, 2016 to unitholders of record on May 19, 2016.

Common unit distributions are scheduled to increase by approximately 10% to $0.2875 per common unit beginning in the second quarter of 2016.

Colorado Mineral Acquisition

Black Stone Minerals has entered into an agreement with an undisclosed seller to acquire an interest in 4,800 gross acres in the Wattenberg Field in Weld County, Colorado for $35 million. The acreage is prospective for the Niobrara B, Niobrara C, and Codell intervals. Estimated next twelve month production is expected to average approximately 700 Boe/d (35% oil). The transaction will be funded with cash on hand and borrowings under the Partnership’s credit facility. The closing of the acquisition is anticipated to be completed by the end of the second quarter of 2016 and is subject to customary closing conditions.

Conference Call

Black Stone Minerals will host a conference call and webcast for investors and analysts to discuss its results for the first quarter 2016 on Tuesday, May 10, 2016 at 9:00 a.m. Central Time. To join the call, participants should dial (877) 447-4732 and use conference code 95276796. A live broadcast of the call will also be available at http://investor.blackstoneminerals.com. A recording of the conference call will be available at that site through June 10, 2016.

About Black Stone Minerals, L.P.

Black Stone Minerals is one of the largest owners of oil and natural gas mineral interests in the United States. The Partnership owns mineral interests and royalty interests in over 40 states and 60 onshore basins in the continental United States. The Partnership also owns and selectively participates as a non-operating working partner in established development programs, primarily on its mineral and royalty holdings. The Partnership expects that its large, diversified asset base and long-lived, non-cost-bearing mineral and royalty interests will result in production and reserve growth, as well as increasing quarterly distributions to its unitholders.

Forward-Looking Statements

This news release includes forward-looking statements. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the Partnership expects, believes, or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “may,” “should,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology often identify forward-looking statements. Except as required by law, Black Stone Minerals undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by these cautionary statements. These forward-looking statements involve risks and uncertainties, many of which are beyond the control of Black Stone Minerals, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the Partnership’s ability to execute its business strategies;
•	the volatility of realized oil and natural gas prices;
•	the level of production on the Partnership’s properties;
•	regional supply and demand factors, delays, or interruptions of production;
•	the Partnership’s ability to replace its oil and natural gas reserves; and
•	the Partnership’s ability to identify, complete, and integrate acquisitions.

Black Stone Minerals, L.P. Contact

Brent Collins

Vice President, Investor Relations

Telephone: (713) 445-3200

investorrelations@blackstoneminerals.com

BLACK STONE MINERALS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per unit amounts)

	Three Months Ended March 31,
	2016	2015
REVENUE
Oil and condensate sales	$27,248	$36,163
Natural gas and natural gas liquids sales	25,112	31,640
Gain on commodity derivative instruments	10,626	19,647
Lease bonus and other income	1,395	3,611
TOTAL REVENUE	64,381	91,061
OPERATING (INCOME) EXPENSE
Lease operating expense	4,889	6,133
Production costs and ad valorem taxes	7,062	8,256
Exploration expense	8	39
Depreciation, depletion and amortization	21,721	27,891
Impairment of oil and natural gas properties	6,096	13,467
General and administrative	17,401	14,818
Accretion of asset retirement obligations	274	271
Gain on sale of assets, net	(4,680)	(7)
TOTAL OPERATING EXPENSE	52,771	70,868
INCOME FROM OPERATIONS	11,610	20,193
OTHER INCOME (EXPENSE)
Interest and investment income	153	1
Interest expense	(1,048)	(2,945)
Other income	34	50
TOTAL OTHER EXPENSE	(861)	(2,894)
NET INCOME	10,749	17,299
NET INCOME ATTRIBUTABLE TO PREDECESSOR	—	(17,299)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS SUBSEQUENT TO INITIAL PUBLIC OFFERING	(2)	—
DISTRIBUTIONS ON REDEEMABLE PREFERRED UNITS SUBSEQUENT TO INITIAL PUBLIC OFFERING	(1,804)	—
NET INCOME ATTRIBUTABLE TO THE GENERAL PARTNER AND COMMON AND SUBORDINATED UNITS SUBSEQUENT TO INITIAL PUBLIC OFFERING	$8,943	$—
ALLOCATION OF NET INCOME SUBSEQUENT TO INITIAL PUBLIC OFFERING ATTRIBUTABLE TO:
General partner interest	$—
Common units	8,320
Subordinated units	623
	$8,943
NET INCOME ATTRIBUTABLE TO LIMITED PARTNERS PER COMMON AND SUBORDINATED UNIT:
Per common unit (basic)	$0.09
Weighted average common units outstanding (basic)	96,484
Per subordinated unit (basic)	$0.01
Weighted average subordinated units outstanding (basic)	94,995
Per common unit (diluted)	$0.09
Weighted average common units outstanding (diluted)	96,752
Per subordinated unit (diluted)	$0.01
Weighted average subordinated units outstanding (diluted)	94,995
DISTRIBUTIONS DECLARED AND PAID SUBSEQUENT TO INITIAL PUBLIC OFFERING:
Per common unit	$0.2625
Per subordinated unit	$0.18375

The following table shows the Partnership’s production, revenues, realized prices, and expenses for the periods presented.

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
	(Dollars in thousands, except for realized prices)
Production:
Oil and condensate (MBbls)[1]	886	827
Natural gas (MMcf)[1]	11,250	10,785
Equivalents (MBoe)	2,761	2,625
Revenue:
Oil and condensate sales	$27,248	$36,163
Natural gas and natural gas liquids sales	25,112	31,640
Gain on commodity derivative instruments	10,626	19,647
Lease bonus and other income	1,395	3,611
Total revenue	$64,381	$91,061
Realized prices:
Oil and condensate ($/Bbl)	$30.75	$43.73
Natural gas ($/Mcf)[1]	2.23	2.93
Equivalents ($/Boe)	$18.96	$25.83
Operating expenses:
Lease operating expense	$4,889	$6,133
Production costs and ad valorem taxes	7,062	8,256
Exploration expense	8	39
Depreciation, depletion, and amortization	21,721	27,891
Impairment of oil and natural gas properties	6,096	13,467
General and administrative	17,401	14,818
Other expense:
Interest expense	$1,048	$2,945
Per Boe:
Lease operating expense	$1.77	$2.34
Lease operating expense (per working interest Boe)	5.37	6.98
Production costs and ad valorem taxes	2.56	3.15
Depreciation, depletion, and amortization	7.87	10.63
General and administrative	6.30	5.64

1As a mineral and royalty interest owner, Black Stone Minerals is often provided insufficient and inconsistent data on natural gas liquid (“NGL”) volumes by its operators. As a result, the Partnership is unable to reliably determine the total volumes of NGLs associated with the production of natural gas on its acreage. Accordingly, no NGL volumes are included in reported production; however, revenue attributable to NGLs is included in natural gas revenue and the calculation of realized prices for natural gas.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, and cash available for distribution are non-GAAP supplemental financial measures used by Black Stone Minerals’ management and external users of the Partnership’s financial statements such as investors, research analysts, and others, to assess the financial performance of its assets and its ability to sustain distributions over the long term without regard to financing methods, capital structure, or historical cost basis.

Black Stone Minerals defines EBITDA as net income before interest expense, income taxes and depreciation, depletion, and amortization. Black Stone Minerals defines Adjusted EBITDA as EBITDA adjusted for impairment of oil and natural gas properties, accretion of asset retirement obligations, unrealized gains/losses on commodity derivative instruments, and non-cash equity-based compensation. Black Stone Minerals defines cash available for distribution as Adjusted EBITDA plus or minus amounts for certain non-cash operating activities, borrowings for capital expenditures, capital expenditures, cash interest expense, and distributions to noncontrolling interests and preferred unitholders.

EBITDA, Adjusted EBITDA, and cash available for distribution should not be considered an alternative to, or more meaningful than, net income, income from operations, cash flows from operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of the Partnership’s financial performance. EBITDA, Adjusted EBITDA, and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. The Partnership’s computation of EBITDA, Adjusted EBITDA, and cash available for distribution may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA, and cash available for distribution to net income, the most directly comparable GAAP financial measure, for the periods indicated.

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
	(In thousands)
Net income	$10,749	$17,299
Adjustments to reconcile to Adjusted EBITDA:
Add:
Depreciation, depletion and amortization	21,721	27,891
Interest expense	1,048	2,945
EBITDA	33,518	48,135
Add:
Impairment of oil and natural gas properties	6,096	13,467
Accretion of asset retirement obligations	274	271
Equity-based compensation	5,900	1,243
Unrealized loss on commodity derivative instruments	9,955	—
Less:
Unrealized gain on commodity derivative instruments	—	(2,197)
Adjusted EBITDA	55,743	60,919
Adjustments to reconcile to cash generated from operations:
Add:
Borrowings/cash used to fund additions to and acquisitions of oil and natural gas properties	35,110	13,612
Incremental general and administrative related to initial public offering	—	227
Less:
Deferred revenue	(203)	(104)
Cash interest expense	(851)	(2,704)
Gain on sales of assets, net	(4,680)	(7)
Additions to oil and natural gas properties	(25,110)	(13,612)
Acquisitions of oil and natural gas properties	(10,000)	—
Cash generated from operations	50,009	58,331
Less:
Cash paid to noncontrolling interests	(33)	(52)
Redeemable preferred unit distributions	(1,804)	(2,909)
Cash generated from operations available for distribution on common and subordinated units and reinvestment in our business	$48,172	$55,370